Exhibit 3.38
CERTIFICATE OF INCORPORATION
OF
ALLIED NOVA SCOTIA, INC.
     The undersigned, a natural person acting as incorporator of a corporation under the General Corporation Law of the State of Delaware as the same exists or may hereafter from time to time be amended (the “DGCL”), hereby makes this Certificate of Incorporation for such corporation.
ARTICLE I
NAME
     The name of the corporation is Allied Nova Scotia, Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE/AGENT
     The address of its registered office in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
PURPOSES
     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
AUTHORIZED CAPITAL STOCK
     The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue 1000 shares of common stock, par value $0.01 per share.
ARTICLE V
EXISTENCE
The existence of the Corporation is to be perpetual.

ARTICLE VI
NO PREEMPTIVE RIGHTS
     No stockholder shall be entitled, as a matter of right, to subscribe for or acquire additional, unissued or treasury shares of any class of capital stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or other securities convertible into, or carrying a right to subscribe to or acquire such shares, but any shares or other securities convertible into, or carrying a right to subscribe to or acquire such shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.
ARTICLE VII
NO CUMULATIVE VOTING
     At each election of directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No stockholder shall have the right to cumulate his votes in any election of directors.
ARTICLE VIII
BOARD OF DIRECTORS
     The number of directors constituting the Corporation’s initial Board of Directors is one, and the name and mailing address of the person who is to serve as the director until the first annual meeting of stockholders or until his successor is elected and qualifies is:
Henry L. Hirvela
c/o Allied Waste Industries, Inc.
7201 East Camelback Road, Suite 375
Scottsdale, Arizona 85251
     The number of directors constituting each subsequent Board of Directors of the Corporation shall be fixed by, or in the manner provided in, the Corporation’s Bylaws. None of the directors need be a stockholder or a resident of the State of Delaware. Elections of directors need not be by written ballot unless the Corporation’s Bylaws provide otherwise. Except as otherwise provided by law, the business and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors. In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized:

A.	To adopt, amend, alter or repeal the Bylaws of the Corporation;

B.	To authorize and cause to be executed any mortgage, lien or pledge upon or of the real and personal property and assets of the Corporation;

C.	To declare and pay lawful dividends upon shares of the Corporation’s capital stock in accordance with the DGCL, as it may hereafter be amended from time to time;

D.	To set apart out of any funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to reduce or abolish any such reserve in the manner in which it was created; and

E.	To adopt from time to time bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation, to the extent permitted by law and not inconsistent with other provisions of this Certificate of Incorporation, as it may be amended from time to time.
ARTICLE IX
INDEMNIFICATION
     A. Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person’s official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. The Corporation’s obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.
     B. Prepayment of Expenses. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article IX or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation’s Board of Directors deems appropriate.
     C. Vesting. The Corporation’s obligation to indemnify and to prepay expenses under Sections A and B of this Article IX shall arise, and all rights granted to the Corporation’s directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the Bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article IX which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.
     D. Enforcement. If a claim under Section A or Section B or both Sections A and B of this Article IX is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.
     E. Nonexclusive. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     F. Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred to the Corporation’s directors and officers by Sections A and B of this Article IX may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.
     G. Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article IX, the Corporation’s Bylaws, the DGCL or other applicable law.
     H. Implementing Arrangements. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in paragraph G of this Article IX, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (1) create a trust fund, (2) establish any form of self-insurance, (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (4) establish a letter of credit, guaranty or surety arrangement.
ARTICLE X
LIMITED DIRECTOR LIABILITY
     No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article X shall not eliminate or limit the liability of a director:
(1)	for any breach of the director’s duty of loyalty to the Corporation or its stockholders,

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(3)	under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption, or

(4)	for any transaction from which the director derived an improper personal benefit.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article X will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.
ARTICLE XI
AMENDMENT
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.
ARTICLE XII
INCORPORATOR
The name and mailing address of the incorporator is:
John M. Ransom
Porter & Hedges L.L.P.
Louisiana, Suite 3500
Houston, Texas 77002-2764
ARTICLE XIII
SECTION 203 ELECTION

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this certificate, hereby declaring under the penalties of perjury that this is my act and deed and that the facts stated herein are true, and accordingly have hereunto set my hand this 29th day of December 1996.

/s/ John M. Ransom
John M. Ransom

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
ALLIED NOVA SCOTIA, INC.
     Pursuant to the provisions of Section 242 of the Delaware General Corporation Law (the “DGCL”), Allied Nova Scotia, Inc., a corporation duly organized and existing under the DGCL (the “Corporation”), does hereby certify that:
I.	The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted by the stockholders of the Corporation on December 16, 1997 by written consent in lieu of a meeting.

II.	The text of Article IV is deleted and replaced in its entirety as follows:
“AUTHORIZED CAPITAL STOCK
     The Corporation shall have the authority to issue two classes of shares, to be designated respectively, “Class A Common Stock” and “Class B Common Stock.” The total number of shares which the Corporation is authorized to issue is 76,000. The number of Class A shares authorized is 75,000 and the par value of each such share is $.001. The number of Class B shares authorized is 1,000, and the par value of each such share is $.01.
     Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held by such stockholder. The holders of Class B Common Stock shall not be entitled to vote on the election of directors or on any other question or in any proceedings involving the Corporation except as specifically otherwise provided by law.
     Subject to the rights of the holders of any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Class A Common Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Class A Common Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to the holders of shares of Class A Common Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Class B Common Stock and any other class or series of capital stock of the Corporation ranking junior to the Class A Common Stock with respect to liquidation, an amount in cash per share equal to $1,000.00. If, upon such liquidation, dissolution, or winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of Class A Common Stock and any class or series of capital stock of the Corporation ranking on a parity therewith in respect thereto shall be insufficient to permit the payment in full to all such holders of shares of the preferential amounts payable to them, then the entire assets of the Corporation available for distribution to such holders of shares shall be distributed ratably among such holders in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. Neither a consolidation or merger of the Corporation with another corporation or other entity nor a sale, transfer, lease or exchange of all or part of the Corporation’s assets will be considered a liquidation, dissolution, or winding up of the affairs of the Corporation for purposes of this Article IV. The liquidation preference provided for herein with respect to the Class A Common Stock shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Class A Common Stock.
     After the preferential payment in liquidation, dissolution, or winding up of the Corporation referred to in the preceding paragraph has been paid or provided for with respect to the Class A Common Stock, and subject to the rights of the holders of any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Class A Common Stock or the Class B Common Stock, the holders of the Class A Common Stock and the Class B Common Stock shall share ratably (on a share for share basis) in the entire remaining assets of the Corporation available for distribution to such holders.
     Except as expressly set forth herein, the Class A Common Stock shall not have any priority or preference over the Class B Common Stock.
     The Board of Directors is hereby authorized to further fix or alter by resolution or resolutions, the designations, preferences, and relative participating, optional or other special rights of the shares of each class and the qualifications, limitations or restrictions thereon, including, but not limited to, determination of the dividend rights, dividend rates, conversion rights, voting rights and rights in terms of redemption.”
[Signature Page Follows]

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     In Witness Whereof, Allied Nova Scotia, Inc. has caused this certificate to be executed by Henry L. Hirvela, its authorized officer, on this 16th day of December 1997.

/s/ Henry L. Hirvela
Henry L. Hirvela

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